SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The
Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): September 4, 2003

APOLLO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Arizona	0-25232	86-0419443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 East Elwood Street, Phoenix, Arizona	85040

(Address of Principal Executive Offices)	(Zip Code)

(480) 966-5394

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release dated September 4, 2003

Item 9. Regulation FD Disclosure.

     On September 4, 2003, Apollo Group, Inc. reported via press release that the U.S. Government has decided that it will not intervene in a qui tam action filed against the Company in the United States District Court for the Eastern District of California. A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 4, 2003	APOLLO GROUP, INC.

	By:	/s/ Kenda B. Gonzales

Kenda B. Gonzales Chief Financial Officer, Secretary and Treasurer

	By:	/s/ Todd S. Nelson

Todd S. Nelson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 4, 2003